Exhibit 99.1

August 22, 2018

For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason 704-758-2033 tiffany.l.mason@lowes.com	Dan Frahm 704-758-2350 daniel.frahm@lowes.com

LOWE’S REPORTS SECOND QUARTER SALES AND EARNINGS RESULTS

— Announces Exit of Orchard Supply Hardware —

— Diluted Earnings Per Share of $1.86 —

— Adjusted Diluted Earnings Per Share1 of $2.07 –

— Updates Fiscal 2018 Business Outlook —

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.5 billion and diluted earnings per share of $1.86 for the quarter ended Aug. 3, 2018, which included non-cash pre-tax charges of $230 million further described below, compared to net earnings of $1.4 billion and diluted earnings per share of $1.68 in the second quarter of 2017. Excluding the impact of these charges, adjusted diluted earnings per share1 increased 31.8 percent to $2.07 from adjusted diluted earnings per share1 of $1.57 in the second quarter of 2017.

The $230 million non-cash pre-tax charges referenced above resulted from the company’s strategic reassessment of Orchard Supply Hardware, which led to long-lived asset impairments and discontinued projects during the second quarter and a decision by the company on Aug. 17, 2018, to exit these operations in order to focus on its core home improvement business. The company expects to close all 99 Orchard Supply Hardware stores, which are located in California, Oregon and Florida, as well as the distribution facility that services those stores by the end of fiscal 2018. To facilitate an orderly wind-down, the company intends to conduct store closing sales and has partnered with Hilco Merchant Services to help manage the process and ensure a seamless experience for customers. Additional pre-tax costs of $390 to $475 million related to lease obligations, accelerated depreciation and amortization, and severance obligations are expected to be incurred in the second half of fiscal 2018, and have been reflected in the company’s updated business outlook.

Sales for the second quarter increased 7.1 percent to $20.9 billion over the second quarter of 2017, and comparable sales increased 5.2 percent. Comparable sales for the U.S. home improvement business increased 5.3 percent for the second quarter.

As a result of the new revenue recognition accounting standard ASU No. 2014-09 adopted in the first quarter of 2018, the company reclassified certain items within operating income. This change resulted in an increase to sales of approximately $140 million in the second quarter, driven primarily by the reclassification of the profit sharing income from the company’s proprietary credit program from selling, general and administrative expense. This accounting standard has no impact on comparable sales or diluted earnings per share. It was adopted on a modified retrospective basis, therefore the prior year has not been adjusted.

[1]

Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as a reconciliation between the Company’s GAAP and non-GAAP financial results.

“We posted solid results this quarter by capitalizing on delayed spring demand,” commented Marvin R. Ellison, Lowe’s president and CEO. “We are committed to driving even stronger performance in the future by sharpening our focus on retail fundamentals and by limiting any projects and initiatives that take us away from our core mission of being a great omni-channel home improvement retailer. I would like to thank our associates for their hard work and commitment to the company.

“While it was a necessary business decision to exit Orchard Supply Hardware, decisions that impact our people are never easy. We will be providing outplacement services for impacted associates, and they will be given priority status if they choose to apply for other Lowe’s positions,” Ellison added.

“In addition to the decision to exit Orchard Supply Hardware, we are developing plans to aggressively rationalize store inventory, reducing lower-performing inventory while investing in increased depth of high velocity items. Exiting Orchard Supply Hardware and rationalizing inventory are the driving force behind the changes to Lowe’s Business Outlook.” Ellison continued. “Our strategic reassessment is ongoing as we evaluate the productivity of our real estate portfolio and non-retail business investments. We will update you on the changes to our strategy at the upcoming analyst and investor conference in December.”

Delivering on its commitment to return excess cash to shareholders, the company repurchased $1.1 billion of stock under its share repurchase program and paid $338 million in dividends in the second quarter.

As of Aug. 3, 2018, Lowe’s operated 2,155 home improvement and hardware stores in the United States, Canada and Mexico representing 215.3 million square feet of retail selling space.

A conference call to discuss second quarter 2018 operating results is scheduled for today (Wednesday, Aug. 22) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Second Quarter 2018 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until November 19, 2018.

Lowe’s Business Outlook

In addition to the decision to exit Orchard Supply Hardware, the company is developing plans to aggressively rationalize its store inventory, reducing lower-performing inventory while investing in increased depth of high velocity items. Potential impacts of these actions have been reflected in Lowe’s business outlook.

Fiscal Year 2018 (comparisons to fiscal year 2017; based on U.S. GAAP)

•	Total sales are expected to increase approximately 4.5 percent.

•	Comparable sales are expected to increase approximately 3 percent.

•	The company expects to add approximately 9 home improvement stores.

•

Operating income as a percentage of sales (operating margin) is expected to decrease approximately 180 basis points[2], including the $230 million non-cash charges recorded in the second quarter of fiscal 2018 and $390 to $475 million in additional costs expected to be incurred in the second half of fiscal 2018 as a result of the decision to exit Orchard Supply Hardware.

•	The effective income tax rate is expected to be approximately 25%.

•	Diluted earnings per share of $4.50 to $4.60 are expected for the fiscal year ending Feb. 1, 2019.

[2]

Includes 4 basis point net negative impact from the gain on the sale of the company’s interest in its Australian joint venture (2Q 2017) and the one-time bonus paid to eligible hourly U.S. employees (4Q 2017).

Disclosure Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity” and similar expressions are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, Lowe’s plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions by Lowe’s and the expected impact of such transactions on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts. Although we believe that the expectations, opinions, projections and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, management and key personnel change, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors that can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives focused on omni-channel sales and marketing presence and enhance our efficiency, and otherwise successfully execute on our strategy and implement our strategic initiatives, including acquisitions and dispositions; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches, ransomware and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; (ix) positively and effectively manage our public image and reputation and respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales; and (x) effectively manage our relationships with selected suppliers of brand name products and key vendors and service providers, including third party installers. In addition, we could experience impairment losses and other charges if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities. With respect to acquisitions and dispositions, potential risks include the effect of such transactions on Lowe’s and the target company’s or operating business’s strategic relationships, operating results and businesses generally; our ability to integrate or divest personnel, labor models, financial, IT and other systems successfully; disruption of our ongoing business and distraction of management; hiring additional management and other critical personnel; increasing the scope, geographic diversity and complexity of our operations; significant integration or disposition costs or unknown liabilities; and failure to realize the expected benefits of the transaction. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The forward-looking statements contained in this news release are expressly qualified in their entirety by the foregoing cautionary statements. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise, except as may be required by law.

Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 18 million customers a week in the United States, Canada and Mexico. With fiscal year 2017 sales of $68.6 billion, Lowe’s and its related businesses operate or service more than 2,390 home improvement and hardware stores and employ over 310,000 people. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

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Lowe’s Companies, Inc.

Consolidated Statements of Current and Retained Earnings (Unaudited)

In Millions, Except Per Share and Percentage Data

	Three Months Ended				Six Months Ended
	August 3, 2018		August 4, 2017		August 3, 2018		August 4, 2017
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$20,888	100.00	$19,495	100.00	$38,247	100.00	$36,355	100.00
Cost of sales	13,689	65.54	12,825	65.79	25,036	65.46	23,885	65.70
Gross margin	7,199	34.46	6,670	34.21	13,211	34.54	12,470	34.30
Expenses:
Selling, general and administrative	4,691	22.45	3,931	20.16	8,878	23.21	7,807	21.47
Depreciation and amortization	345	1.65	357	1.83	705	1.84	722	1.99
Operating income	2,163	10.36	2,382	12.22	3,628	9.49	3,941	10.84
Interest—net	153	0.74	159	0.81	313	0.82	319	0.87
Loss on extinguishment of debt	—	—	—	—	—	—	464	1.28
Pre-tax earnings	2,010	9.62	2,223	11.41	3,315	8.67	3,158	8.69
Income tax provision	490	2.34	804	4.13	806	2.11	1,137	3.13
Net earnings	$1,520	7.28	$1,419	7.28	$2,509	6.56	$2,021	5.56

Weighted average common shares outstanding - basic	813		841		819		849
Basic earnings per common share (1)	$1.86		$1.68		$3.05		$2.37
Weighted average common shares outstanding - diluted	814		842		820		850
Diluted earnings per common share (1)	$1.86		$1.68		$3.05		$2.37
Cash dividends per share	$0.48		$0.41		$0.89		$0.76

Retained Earnings
Balance at beginning of period	$5,405		$5,346		$5,425		$6,241
Cumulative effect of accounting change	—		—		33		—
Net earnings	1,520		1,419		2,509		2,021
Cash dividends declared	(390)		(344)		(728)		(643)
Share repurchases	(1,018)		(1,168)		(1,722)		(2,366)
Balance at end of period	$5,517		$5,253		$5,517		$5,253

(1)

Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $1,515 million for the three months ended August 3, 2018 and $1,413 million for the three months ended August 4, 2017. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,500 million for the six months ended August 3, 2018 and $2,013 million for the six months ended August 4, 2017.

Lowe’s Companies, Inc.

Consolidated Statements of Comprehensive Income (Unaudited)

In Millions, Except Percentage Data

	Three Months Ended				Six Months Ended
	August 3, 2018		August 4, 2017		August 3, 2018		August 4, 2017
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$1,520	7.28	$1,419	7.28	$2,509	6.56	$2,021	5.56
Foreign currency translation adjustments—net of tax	(70)	(0.34)	106	0.54	(154)	(0.40)	105	0.29
Other comprehensive income/(loss)	(70)	(0.34)	106	0.54	(154)	(0.40)	105	0.29
Comprehensive income	$1,450	6.94	$1,525	7.82	$2,355	6.16	$2,126	5.85

Lowe’s Companies, Inc.

Consolidated Balance Sheets

In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		August 3, 2018	August 4, 2017	February 2, 2018
Assets
Current assets:
Cash and cash equivalents		$2,251	$1,696	$588
Short-term investments		391	119	102
Merchandise inventory—net		11,885	11,407	11,393
Other current assets		956	811	689

Total current assets		15,483	14,033	12,772
Property, less accumulated depreciation		19,172	19,762	19,721
Long-term investments		87	360	408
Deferred income taxes—net		249	328	168
Goodwill		1,271	1,255	1,307
Other assets		843	930	915

Total assets		$37,105	$36,668	$35,291

Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings		$—	$—	$1,137
Current maturities of long-term debt		894	296	294
Accounts payable		8,984	8,649	6,590
Accrued compensation and employee benefits		671	665	747
Deferred revenue		1,449	1,450	1,378
Other current liabilities		2,583	2,565	1,950

Total current liabilities		14,581	13,625	12,096
Long-term debt, excluding current maturities		14,937	15,788	15,564
Deferred revenue—extended protection plans		828	790	803
Other liabilities		978	929	955

Total liabilities		31,324	31,132	29,418

Shareholders’ equity:
Preferred stock—$5 par value, none issued		—	—	—
Common stock—$0.50 par value;
Shares issued and outstanding
August 3, 2018	811
August 4, 2017	837
February 2, 2018	830	406	419	415
Capital in excess of par value		—	—	22
Retained earnings		5,517	5,253	5,425
Accumulated other comprehensive income/(loss)		(142)	(136)	11

Total shareholders’ equity		5,781	5,536	5,873

Total liabilities and shareholders’ equity		$37,105	$36,668	$35,291

Lowe’s Companies, Inc.

Consolidated Statements of Cash Flows (Unaudited)

In Millions

	Six Months Ended
	August 3, 2018	August 4, 2017
Cash flows from operating activities:
Net earnings	$2,509	$2,021
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	751	768
Deferred income taxes	(75)	(87)
Loss on property and other assets—net	261	13
Loss on extinguishment of debt	—	464
(Gain) loss on cost method and equity method investments	3	(87)
Share-based payment expense	62	55
Changes in operating assets and liabilities:
Merchandise inventory—net	(549)	(850)
Other operating assets	(140)	166
Accounts payable	2,408	2,031
Other operating liabilities	557	580
Net cash provided by operating activities	5,787	5,074
Cash flows from investing activities:
Purchases of investments	(980)	(624)
Proceeds from sale/maturity of investments	1,012	789
Capital expenditures	(543)	(476)
Proceeds from sale of property and other long-term assets	30	10
Acquisition of business—net	—	(505)
Other—net	1	10
Net cash used in investing activities	(480)	(796)
Cash flows from financing activities:
Net change in short-term borrowings	(1,137)	(511)
Net proceeds from issuance of long-term debt	—	2,968
Repayment of long-term debt	(24)	(2,574)
Proceeds from issuance of common stock under share-based payment plans	50	80
Cash dividend payments	(678)	(603)
Repurchase of common stock	(1,846)	(2,503)
Other—net	(2)	(9)
Net cash used in financing activities	(3,637)	(3,152)
Effect of exchange rate changes on cash	(7)	12
Net increase in cash and cash equivalents	1,663	1,138
Cash and cash equivalents, beginning of period	588	558
Cash and cash equivalents, end of period	$2,251	$1,696

Lowe’s Companies, Inc.

Non-GAAP Financial Measures Reconciliation (Unaudited)

To provide additional transparency, the company has presented the non-GAAP financial measure of adjusted earnings per share to exclude the impact of certain discrete items, as further described below, not contemplated in Lowe’s original Business Outlooks for 2018 and 2017 to assist the user in understanding performance relative to that Business Outlook. The company believes this non-GAAP financial measure provides useful insight for analysts and investors in evaluating what management considers the company’s operational performance.

In the second quarter of 2017, the company recognized a $96 million gain from the sale of the company’s interest in its Australian joint venture.

In the second quarter of 2018, the company recognized $230 million of non-cash pre-tax charges, consisting of long-lived asset impairments and discontinued projects, as a result of a strategic reassessment of Orchard Supply Hardware (Orchard Supply Hardware charges).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the company’s diluted earnings per share as prepared in accordance with GAAP. The company’s methods of determining this non-GAAP financial measure may differ from the method used by other companies for this or similar non-GAAP financial measures. Accordingly, this non-GAAP measure may not be comparable to the measures used by other companies.

Detailed reconciliations between the company’s GAAP and non-GAAP financial results are shown below and available on the company’s website at www.lowes.com/investor.

	Three Months Ended
	(Unaudited) August 3, 2018			(Unaudited) August 4, 2017
(millions, except per share data)	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$1.86			$1.68
Non-GAAP Adjustments
Gain on sale of interest in Australian joint venture	—	—	—	(0.11)	—	(0.11)
Orchard Supply Hardware charges	0.28	(0.07)	0.21	—	—	—
Adjusted diluted earnings per share			$2.07			$1.57